UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The executive officers of AmerisourceBergen Corporation (the “Registrant”) participate in the Registrant’s annual incentive plan (“AIP”), an annual cash bonus program. In the case of the Registrant’s executive officers, the Registrant seeks to align AIP payments primarily with the achievement of measurable Registrant or business group financial performance criteria and secondarily with achievement of non-financial, individual criteria.

On or about November 23, 2005, each of the Registrant’s executive officers received their respective AIP payments for fiscal 2005. The AIP payments received by the executive officers for fiscal 2005 were as follows: R. David Yost, Chief Executive Officer, $731,325; Kurt J. Hilzinger, President and Chief Operating Officer, $406,250; Michael D. DiCandilo, Executive Vice President and Chief Financial Officer, $285,000; Steven H. Collis, Senior Vice President and President, AmerisourceBergen Specialty Group, $466,650; and Terrance P. Haas, Senior Vice President and President, AmerisourceBergen Specialty Group, $206,000. The target incentive levels for the executive officers under the AIP for fiscal 2005 ranged from 100% to 120% of base salary. The percentage of target incentive for fiscal 2005 actually paid to the executive officers ranged from 55% to 110% of their respective target incentive levels. The percentage of base salary paid to the executive officers for fiscal 2005 ranged from 55% to 110% of their respective base salaries. The performance of each executive officer was evaluated against the financial, and any non-financial, criteria established for that executive officer for fiscal 2005. The financial performance criteria for the executive officers in fiscal 2005 included some or all of the following: earnings before interest and taxes, return on committed capital, earnings per share and cash generation, at the Registrant and/or business group level as applicable for the particular executive officer. All of the executive officers were paid based exclusively upon the performance criteria applicable to each of them with the exception of Mr. Haas, whose AIP payment also gave recognition to the significant efforts and contributions that he made – including his efforts in furtherance of the Registrant’s Optimiz™ program and various key business strategy initiatives – towards positioning the Registrant to grow the drug distribution business profitably in the future.

The Registrant has also established the AIP performance criteria for the executive officers for fiscal 2006. Consistent with the Registrant’s policies, financial performance criteria will be the primary determinant of each executive officer’s AIP eligibility for fiscal 2006. The AIP performance criteria for fiscal 2006 also include certain non-financial, individual objectives in the case of each executive officer. The financial performance criteria for the executive officers for fiscal 2006 include combinations of the following: earnings per share, return on capital committed and earnings before interest and taxes at the Registrant level and, to the extent applicable for the particular executive officer, earnings before interest and taxes and return on committed capital at the business group level. The target incentive levels for the executive officers under the AIP for fiscal 2006 range from 100% to 120% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 30, 2005	By:	/S/ MICHAEL D. DICANDILO
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer